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                                                                      Exhibit 99

[LOGO OF INTERNATIONAL PAPER]



                                                   INTERNATIONAL PAPER PLAZA
                                                   400 ATLANTIC STREET
                                                   STAMFORD, CT 06921

News Release

Media Contacts:   Jennifer Boardman,  203-541-8407
______________

Analyst Contacts: Darial Sneed, 203-541-8541
________________  Carol Tutundgy, 203-541-8632



          International Paper Announces Offering Of $750 Million Notes

Stamford, Conn.,--Oct. 23, 2002--International Paper Company (NYSE: IP) announced that it has commenced a private placement with institutional investors to raise proceeds of approximately $750 million from the issuance of 10-year notes due 2012. Subject to the successful completion of this offering, the company will use the proceeds of the offering to retire a portion of its $1.2 billion aggregate principal amount 8% Notes due July 8, 2003, by exercising the make-whole provision, and for general corporate purposes.

The securities have not been registered under the Securities Act of 1933 and may not be offered or sold in United States absent registration or an applicable exemption from registration requirements.

This news release does not constitute an offer to sell or the solicitation of an offer to buy the securities. Any offer of the securities will be made only by means of a private offering memorandum.


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